ALLTEL CORPORATION

                      Resolutions of the Board of Directors
                                February 18, 1999

                      Re: ALLTEL Corporation - $500,000,000
                          Maximum Amount Debt Offering


      RESOLVED, that, ALLTEL Corporation ("ALLTEL") be, and it hereby is, authorized, subject to the limitations set forth below, to create, issue, and sell, pursuant to the Indenture entered into between ALLTEL and Chase Manhattan Trust Company, National Association, successor to Mellon Bank, F.S.B., successor to KeyBank National Association, successor to AmeriTrust Company National Association, Trustee, dated as of January 1, 1987, as amended and supplemented to date (the "Indenture"), one or more additional series of promissory notes or debentures ("Securities"), to be issued in the maximum aggregate principal amount not exceeding $500,000,000, at such times, in such forms, and in such principal amounts, to be for such terms, to be payable on such dates, to bear interest at such rates per annum and payable at such times, and to have such other terms, provisions, and conditions, as may be determined and approved by the Chairman and Chief Executive Officer or the President of ALLTEL, in the manner provided below, the net proceeds of which shall be applied toward the reduction of borrowing under ALLTEL's revolving credit agreement.

      RESOLVED FURTHER, that, subject to the foregoing limitations, the following terms, provisions, and conditions respecting the Securities may be determined and approved by the concurrence of the Chairman and Chief Executive Officer or the President of ALLTEL: (i) the types of Securities to be issued and the titles thereof, (ii) the times as of which each series of Securities shall be issued, (iii) the aggregate principal amount of each series of Securities to be issued, (iv) the price at which each series of Securities are to be sold and the amount of any discounts to be given or commissions to be paid to underwriters or agents in conjunction therewith, (v) the length of the original term of each series of Securities and the length of any mandatory or permissive extension of such terms, (vi) the times at which the principal amount of each series of Securities shall be payable, (vii) the rate of interest or the manner of determining the rate of interest to be borne by each series of Securities to be issued and the times at which such interest shall be payable, (viii) the sinking fund requirements (if any) relating to each series of Securities and the related redemption prices, (ix) the times at and conditions (if any) pursuant to which ALLTEL shall be permitted or shall be required to redeem all or a portion of each series of Securities and the prices to be paid therefor, and (x) any financial covenants to be imposed upon ALLTEL or its subsidiaries that are not contained in the Indenture.

      RESOLVED FURTHER, that the officers of ALLTEL be, and each of them hereby is, authorized and directed, for and on behalf of ALLTEL, to prepare and file with the Securities and Exchange Commission (the "SEC"), pursuant to the Securities Act of 1933, as amended (the "Act"), and any applicable Rule thereunder including, without limitation, Rule 415, one or more registration statements on Form S-3 or such other form or forms as may be applicable, and to do or cause to be done all acts and things necessary or advisable to effect registration under the Act of up to $500,000,000 aggregate principal amount of the Securities and to effect the qualification of the Indenture, including any proposed supplemental indenture(s) thereto, under the Trust Indenture Act of 1939, as amended.

      RESOLVED FURTHER, that the Chairman and Chief Executive Officer, the President, any Executive, Senior, or Vice President, the Secretary, any Assistant Secretary, and each other officer and director of ALLTEL who may be required to execute those registration statements or any amendments thereto, be, and each of them hereby is, authorized and directed to execute a power-of-attorney authorizing Joe T. Ford, Scott T. Ford, Dennis J. Ferra, Francis X. Frantz, and Jeffery R. Gardner, or any of them, as ALLTEL's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to execute, in the name, place, and stead of ALLTEL, the foregoing registration statement, any amendments thereto, and all instruments necessary or appropriate in connection therewith, and to file any such power-of-attorney with the SEC; and that the acts of such attorneys, or any such substitutes, be, and they hereby are, authorized and approved.

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      RESOLVED FURTHER, that the appropriate officers of ALLTEL be, and each of them hereby is, authorized and directed, for and on behalf of the ALLTEL, to take any and all action necessary or appropriate to effect the registration or qualification (or exemption therefrom) of the Securities under the Blue Sky or securities laws of any State of the United States, any district or territory of the United States, and any foreign nation in which the offering is to be made and, in connection therewith, to execute, acknowledge, verify, deliver, file, or cause to be published any applications, reports, consents to service of process, and other documents that may be required under such laws, and to take any and all further actions necessary or appropriate in order to maintain any such registration, qualification, or exemption for as long as may be necessary or required by law.

      RESOLVED FURTHER, that if in any such State, district, territory, or foreign nation a prescribed form of resolution is required for an application or other instrument filed for the purpose of registering, qualifying, or obtaining an exemption for the Securities, and if the appropriate officers of ALLTEL determine to make application for the registration, qualification, or exemption in such State, district, territory, or foreign nation of the Securities, each such resolution shall be deemed to have been, and hereby is, adopted at this meeting, and the Secretary or an Assistant Secretary of ALLTEL is hereby authorized to certify the adoption of any such resolution to be inserted in the minute book of ALLTEL on pages next following these resolutions and initialed by the Secretary or an Assistant Secretary of ALLTEL.

      RESOLVED FURTHER, that ALLTEL be, and it hereby is, authorized to sell all or a portion of the Securities to or through one or more underwriters selected by the Chairman and Chief Executive Officer or the President of ALLTEL, or to sell all or a portion of the Securities directly to other purchasers or through agents, with all such sales to be made pursuant to one or more underwriting, purchase, or agency agreements.

      RESOLVED FURTHER, that any and all Supplemental Indentures to the Indenture, providing for the issuance of the Securities on the terms provided for herein, be, and they hereby are, authorized and approved; that the Chairman and Chief Executive Officer, the President, any Executive or Senior Vice President, the Secretary or any Assistant Secretary, and the Treasurer or any Assistant Treasurer of ALLTEL be, and each of them hereby is, authorized and directed to execute and deliver any such Supplemental Indenture in the name and on behalf of ALLTEL; and that the officers of ALLTEL, or any of them, be, and they hereby are, authorized and directed, for and on behalf of ALLTEL, to take all such action, and to execute and deliver all such documents, as they may deem necessary or appropriate to carry into effect the terms and provisions of any such Supplemental Indenture.

      RESOLVED FURTHER, that, in accordance with the provisions of the Indenture, the Chairman and Chief Executive Officer or the President and the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of ALLTEL be, and they hereby are, authorized and directed, for and on behalf of ALLTEL, to execute, in person or by facsimile signature, the Securities as registered debentures, either in denominations of $1,000 or any integral multiple thereof and to have the corporate seal of ALLTEL affixed to the Securities; that the officers of ALLTEL, or any of them, be, and they hereby are, authorized and empowered, for and on behalf of ALLTEL, to deliver the Securities to the Trustee for authentication; and that the Trustee be, and it hereby is, authorized and requested to authenticate the Securities so executed and to deliver them on the written order of ALLTEL.

      RESOLVED FURTHER, that the current or successor trustee under the Indenture, and indentures supplemental thereto, including any and all Supplemental Indentures, be, and it hereby is, appointed the agent of ALLTEL to keep books for the registration and transfer of ownership of the Securities issued by ALLTEL, when and as they shall be presented to the agent for that purpose; and that such current or successor trustee be, and it hereby is, appointed the agent of ALLTEL to pay the interest due and to become due on the Securities issued by ALLTEL and the principal amount thereof either at maturity of those Securities or upon the prepayment thereof prior to maturity.